Exhibit 10.1

Execution Version

AMENDED AND RESTATED WARRANT AGREEMENT

This AMENDED AND RESTATED WARRANT AGREEMENT (this “Agreement”), is made as of June 21, 2024, between Feutune Light Acquisition Corporation, a Delaware corporation, with offices at 48 Bridge Street, Building A, Metuchen, New Jersey 08840 (together with its successor, Thunder Power Holdings, Inc., the “Company”), and Continental Stock Transfer & Trust Company, a New York company, with offices at 1 State Street, 30th Floor, New York, NY 10004, as warrant agent (“Warrant Agent”), to amend the warrant agreement (the “2022 Agreement”), dated June 15, 2022, entered between the Company and the Warrant Agent.

WHEREAS, the Company engaged in a public offering (the “Public Offering”) of up to 9,775,000 units (including 1,275,000 units which may be issued pursuant to an overallotment option granted to the underwriters of the Public Offering), each unit (the “Public Units”) comprised of one share of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”), one warrant, where each warrant entitles the holder to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment as described herein, and in connection therewith, will issue and deliver up to 4,887,500 warrants (the “Public Warrants”) to the public investors in connection with the Public Offering and one right to receive one-tenth (1/10) of one share of Class A Common Stock (the “Public Rights”) ;

WHEREAS, the Company filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-1, No. 333-264221 (“Registration Statement”) and prospectus (“Prospectus”), for the registration, under the Securities Act of 1933, as amended (“Securities Act”) of, among other securities, the Public Warrants, and the Registration Statement was declared effective by the U.S. Securities and Exchange Commission on June 15, 2022; and

WHEREAS, the Company received binding commitments (“Subscription Agreements”) from the Company’s sponsor, Feutune Light Sponsor LLC (the “Sponsor”) and US Tiger Securities, Inc. (the “Representative”), simultaneously with the closing of the Public Offering, to purchase up to an aggregate of 454,250 units (including up to 498,875 units if the over-allotment option is exercised in full) (the “Private Units”), each containing one share of Class A Common Stock, one warrant (the “Private Warrants”) and one right (the “Private Rights”), including an aggregate of 434,250 units (including up to 478,875 units if the over-allotment option is exercised in full) for the Sponsor, and an aggregate of 20,000 units for the Representative (notwithstanding if the over-allotment option is exercised or not). Each whole Private Warrant entitles the holder to purchase one share of Class A Common Stock at a price of $11.50 per share; and

WHEREAS, the Company may issue up to an additional 300,000 units (the “Working Capital Units” and together with the Public Units and the Private Units, the “Units”) at a price of $10.00 per Working Capital Unit, with each Working Capital Unit consisting of one share of Class A Common Stock, one warrant (each such warrant, a “Working Capital Warrant”, and together with Private Warrants, the Public Warrants, the “Warrants”) and one right (each such right, a “Working Capital Right”, and together with Private Rights, the Public Rights, the “Rights”), in satisfaction of certain working capital loans made by the Company’s officers, directors, initial stockholders and their affiliates; and

WHEREAS, the Company entered into the 2022 Agreement to engage the Warrant Agent to act on behalf of the Company in connection with the issuance, registration, transfer, exchange, redemption, and exercise of the Warrants; and

WHEREAS, on October 26, 2023, the Company entered into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”), by and among the Company, Feutune Light Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and Thunder Power Holdings Limited, a British Virgin Islands company (“Thunder Power”), pursuant to which Thunder Power will merge with and into Merger Sub, with Merger Sub surviving as a wholly-owned subsidiary of the Company (the “Business Combination”).

WHEREAS, in connection with the Business Combination, at the closing of the Business Combination, and pursuant to a third amended and restated certificate of incorporation of the Company to be filed and effected at the closing of the Business Combination, all issued and outstanding Class A Common Stock and Class B Common Stock will be converted into common stock, par value $0.0001 per share of the Company (the “New Common Stock”), and all Warrants will be converted into warrants exercisable for the New Common Stock (the “New Warrant”), instead of any pre-existing Class A Common Stock.

WHEREAS, in connection with the Business Combination, the Company and the Warrant Agent desire to enter into this Agreement to amend the June 2022 Agreement and to update the form and provisions of the New Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the New Warrants;

WHEREAS, in connection with the Business Combination, upon the closing of the Business Combination, the New Warrants will not be listed on any “national securities exchange”, as such term is defined under the Exchange Act of 1934, as amended (the “Exchange Act”), but rather quoted the over-the-counter market, and

WHEREAS, all acts and things have been done and performed which are necessary to make the New Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding, and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the New Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

2. New Warrants.

2.1. Form of Warrant. Each Warrant shall be issued in registered form only, shall be in substantially the form of Exhibit A hereto, the provisions of which are incorporated herein and shall be signed by, or bear the facsimile signature of, the Chairman of the Board of Directors or Chief Executive Officer and Treasurer, Secretary or Assistant Secretary of the Company and shall bear a facsimile of the Company’s seal. In the event the person whose facsimile signature has been placed upon any New Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such New Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

2.2. Uncertificated New Warrants. Notwithstanding anything herein to the contrary, any New Warrant may be issued in uncertificated or book-entry form through the Warrant Agent and/or the facilities of The Depository Trust Company (the “Depositary”) or other book-entry depositary system, in each case as determined by the Board of Directors of the Company or by an authorized committee thereof. Any New Warrant so issued shall have the same terms, force and effect as a certificated New Warrant that has been duly countersigned by the Warrant Agent in accordance with the terms of this Agreement.

2.3. Effect of Countersignature. Except with respect to uncertificated New Warrants as described above, unless and until countersigned by the Warrant Agent pursuant to this Agreement, a New Warrant shall be invalid and of no effect and may not be exercised by the holder thereof.

2.4. Registration.

2.4.1. Warrant Register. The Warrant Agent shall maintain books (“Warrant Register”) for the registration of original issuance and the registration of transfer of the New Warrants. Upon the initial issuance of the New Warrants, the Warrant Agent shall issue and register the New Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company.

2.4.2. Registered Holder. Prior to due presentment for registration of transfer of any New Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such New Warrant is then registered in the Warrant Register (“registered holder”) as the absolute owner of such New Warrant and of each New Warrant represented thereby (notwithstanding any notation of ownership or other writing on the New Warrant certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

3. Terms and Exercise of New Warrants

3.1. New Warrant Price. Each New Warrant shall, when countersigned by the Warrant Agent (except with respect to uncertificated New Warrants), entitle the registered holder thereof, subject to the provisions of such New Warrant and of this Agreement, to purchase from the Company the number of shares of New Common Stock stated therein, at the price of $11.50 per share, subject to the adjustments provided in Section 4 hereof and in the last sentence of this Section 3.1. The term “New Warrant Price” as used in this Agreement refers to the price per share at which the shares of New Common Stock may be purchased at the time a New Warrant is exercised. The Company in its sole discretion may lower the New Warrant Price at any time prior to the Expiration Date (as defined below) for a period of not less than twenty (20) Business Days; provided, that the Company shall provide at least twenty (20) days’ prior written notice of such reduction to registered holders of the New Warrants and, provided further that any such reduction shall be applied consistently to all of the New Warrants.

3.2. Duration of New Warrants. A New Warrant may be exercised only during the period (a) commencing on the date that is thirty (30) days after the Business Combination is consummated (as described more fully in the Registration Statement), and (b) terminating at 5:00 p.m., New York City time on the earlier to occur of (i) the date that is five (5) years after the date that the Business Combination is consummated, (ii) at 5:00 p.m., New York City time on the Redemption Date as provided in Section 6.2 of this Agreement and (iii) the liquidation of the Company (“Expiration Date”). The period of time from the date the New Warrants will first become exercisable until the expiration of the New Warrants shall hereafter be referred to as the “Exercise Period.” Except with respect to the right to receive the Redemption Price (as set forth in Section 6 hereunder), as applicable, each outstanding New Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the close of business on the Expiration Date. The Company in its sole discretion may extend the duration of the New Warrants by delaying the Expiration Date; provided, however, that the Company will provide at least twenty (20) days’ prior written notice of any such extension to registered holders and, provided further that any such extension shall be applied consistently to all of the Warrants. Notwithstanding anything to the contrary contained herein, for so long as any New Warrant is held by the Sponsor and/or their designees, such New Warrant may not be exercised after five years from the effective date of the Registration Statement.

3.3. Exercise of New Warrants.

3.3.1. Payment. Subject to the provisions of the New Warrant and this Agreement, a New Warrant, when countersigned by the Warrant Agent, may be exercised by the registered holder thereof by surrendering it, at the office of the Warrant Agent, or at the office of its successor as Warrant Agent, in the Borough of Manhattan, City and State of New York, with the subscription form, as set forth in the New Warrant, duly executed, and by paying in full the New Warrant Price for each shares of New Common Stock as to which the New Warrant is exercised and any and all applicable taxes due in connection with the exercise of the New Warrant, as follows:

(a) in lawful money of the United States, by good certified check or good bank draft payable to the order of the Warrant Agent or wire transfer;

(b) in the event of a redemption pursuant to Section 6.1 hereof in which the Company’s management has elected to force all holders of New Warrants to exercise such New Warrants on a “cashless basis,” by surrendering the New Warrants for that number of shares of New Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of New Common Stock underlying the New Warrants, multiplied by the difference between the Warrant Price and the “Fair Market Value” (defined below) by (y) the Fair Market Value. Solely for purposes of this Section 3.3.1(b), the “Fair Market Value” shall mean the average last reported sale price of New Common Stock for the ten (10) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of the New Warrants pursuant to Section 6 hereof; or

(c) as provided in Section 7.4 hereof.

3.3.2. Issuance of Shares of New Common Stock. As soon as practicable after the exercise of any New Warrant and the clearance of the funds in payment of the New Warrant Price (if any), the Company shall issue to the registered holder of such New Warrant a certificate or certificates, or book entry position, for the number of shares of New Common Stock to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it, and if such New Warrant shall not have been exercised in full, a new countersigned New Warrant, or book entry position, for the number of shares as to which such New Warrant shall not have been exercised. Notwithstanding the foregoing, in no event will the Company be required to net cash settle the New Warrant exercise. No New Warrant shall be exercisable for cash and the Company shall not be obligated to issue shares of New Common Stock upon exercise of a New Warrant unless the shares of New Common Stock issuable upon such New Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the New Warrants. In the event that the condition in the immediately preceding sentence is not satisfied with respect to a New Warrant, the holder of such New Warrant shall not be entitled to exercise such New Warrant for cash and such New Warrant may have no value and expire worthless,. New Warrants may not be exercised by, or securities issued to, any registered holder in any state in which such exercise or issuance would be unlawful.

3.3.3. Valid Issuance. All shares of New Common Stock issued upon the proper exercise of a New Warrant in conformity with this Agreement shall be validly issued, fully paid and nonassessable.

3.3.4. Date of Issuance. Each person in whose name any book entry position or certificate for shares of New Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the New Warrant, or book entry position representing such New Warrant, was surrendered and payment of the New Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the share transfer books of the Company or book entry system of the Warrant Agent are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the share transfer books or book entry system are open.

3.3.5 Maximum Percentage. A holder of a New Warrant may notify the Company in writing in the event it elects to be subject to the provisions contained in this subsection 3.3.5; however, no holder of a New Warrant shall be subject to this subsection 3.3.5 unless he, she or it makes such election. If the election is made by a holder, the Warrant Agent shall not cause the exercise of the holder’s New Warrant, and such holder shall not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant Agent’s actual knowledge, would beneficially own in excess of 9.8% (the “Maximum Percentage”) of the shares of New Common outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of New Common Stock beneficially owned by such person and its affiliates shall include the number of shares of New Common Stock issuable upon exercise of the New Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of New Common Stock that would be issuable upon (x) exercise of the remaining, unexercised portion of the Warrant beneficially owned by such person and its affiliates and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of the Warrant, in determining the number of outstanding shares of New Common Stock, the holder may rely on the number of outstanding shares of New Common Stock as reflected in (1) the Company’s most recent annual report on Form 10-K, quarterly report on Form 10-Q, current report on Form 8-K or other public filing with the SEC as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Warrant Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written request of the holder of the New Warrant, the Company shall, within two (2) Business Days, confirm orally and in writing to such holder the number of shares of New Common Stock then outstanding. In any case, the number of outstanding shares of New Common Stock shall be determined after giving effect to the conversion or exercise of equity securities of the Company by the holder and its affiliates since the date as of which such number of outstanding shares of New Common Stock was reported. By written notice to the Company, the holder of a New Warrant may from time to time increase or decrease the Maximum Percentage applicable to such holder to any other percentage specified in such notice; provided, however, that any such increase shall not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

4. Adjustments.

4.1. Stock Dividends; Split Ups. If after the date hereof, and subject to the provisions of Section 4.6 below, the number of outstanding shares of New Common Stock is increased by a stock dividend payable in New Common Stock, or by a split up of New Common Stock, or other similar event, then, on the effective date of such stock dividend, split up or similar event, the number of shares of New Common Stock issuable on exercise of each New Warrant shall be increased in proportion to such increase in outstanding shares of New Common Stock.

4.2. Aggregation of Shares. If after the date hereof, the number of outstanding shares of New Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of New A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of New Common Stock issuable on exercise of each New Warrant shall be decreased in proportion to such decrease in outstanding shares of New Common Stock.

4.3 Extraordinary Dividends. If the Company, at any time while the New Warrants are outstanding and unexpired, shall pay a dividend or make a distribution in cash, securities or other assets to the holders of the shares of New Common Stock or other shares of the Company’s capital stock into which the New Warrants are convertible (an “Extraordinary Dividend”), then the New Warrant Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and the fair market value (as determined by the Company’s Board of Directors, in good faith) of any securities or other assets paid in respect of such Extraordinary Dividend divided by all outstanding shares of the Company at such time (whether or not any shareholders waived their right to receive such dividend); provided, however, that none of the following shall be deemed an Extraordinary Dividend for purposes of this provision: (a) any adjustment described in subsection 4.1 above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the shares of New Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 per share (taking into account all of the outstanding shares of the Company at such time (whether or not any shareholders waived their right to receive such dividend) and as adjusted to appropriately reflect any of the events referred to in other subsections of this Section 4 and excluding cash dividends or cash distributions that resulted in an adjustment to the New Warrant Price or to the number of shares of New Common Stock issuable on exercise of each New Warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50, (c) any payment to satisfy the conversion rights of the holders of the shares of New Common Stock in connection with a proposed initial Business Combination or certain amendments to the Company’s Amended and Restated Certificate of Incorporation (as described in the Registration Statement) or (d) any payment in connection with the Company’s liquidation and the distribution of its assets upon its failure to consummate a Business Combination. Solely for purposes of illustration, if the Company, at a time while the New Warrants are outstanding and unexpired, pays a cash dividend of $0.35 and previously paid an aggregate of $0.40 of cash dividends and cash distributions on the shares of New Common Stock during the 365-day period ending on the date of declaration of such $0.35 dividend, then the New Warrant Price will be decreased, effectively immediately after the effective date of such $0.35 dividend, by $0.25 (the absolute value of the difference between $0.75 (the aggregate amount of all cash dividends and cash distributions paid or made in such 365-day period, including such $0.35 dividend) and $0.50 (the greater of (x) $0.50 and (y) the aggregate amount of all cash dividends and cash distributions paid or made in such 365-day period prior to such $0.35 dividend)). Furthermore, solely for the purposes of illustration, if following the closing of the Company’s initial Business Combination, there were 100,000,000 shares outstanding and the Company paid a $1.00 dividend to 17,500,000 of such shares (with the remaining 82,500,000 shares waiving their right to receive such dividend), then no adjustment to the New Warrant Price would occur as a $17.5 million dividend payment divided by 100,000,000 shares equals $0.175 per share which is less than $0.50 per share.

4.4 Adjustments in Exercise Price. Whenever the number of shares of New Common Stock purchasable upon the exercise of the New Warrants is adjusted, as provided in Sections 4.1 and 4.2 above, the New Warrant Price shall be adjusted (to the nearest cent) by multiplying such New Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of New Common Stock purchasable upon the exercise of the New Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of New Common Stock so purchasable immediately thereafter.

4.5. Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding shares of New Common Stock (other than a change covered by Section 4.1, 4.2 or 4.3 hereof or that solely affects the par value of New Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of New Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the New Warrant holders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the New Warrants and in lieu of the shares of New Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the New Warrant holder would have received if such New Warrant holder had exercised his, her or its New Warrant(s) immediately prior to such event. If any reclassification also results in a change in the shares of New Common Stock covered by Section 4.1, 4.2 or 4.3, then such adjustment shall be made pursuant to Sections 4.1, 4.2, 4.3, 4.4 and this Section 4.5. The provisions of this Section 4.5 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers. In no event will the New Warrant Price be reduced to less than the par value per share issuable upon exercise of the New Warrant. Notwithstanding anything to the contrary herein, in the event of any tender offer for shares of New Common Stock, the offeror shall not make any tender offer for New Warrants if the effect of such offer would be to require the New Warrants to be accounted for as liabilities under applicable accounting principles.

4.6. Issuance in connection with a Business Combination. If, in connection with a Business Combination, the Company (a) issues additional shares of New Common Stock or equity-linked securities at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price as determined by the Company’s Board of Directors, in good faith, and in the case of any such issuance to the Company’s initial stockholders, or their affiliates, without taking into account any founders’ shares held by them prior to such issuance), (b) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Business Combination on the date of the consummation of such Business Combination (net of redemptions), and (c) the Fair Market Value (as defined below) is below $9.20 per share, the exercise price of the New Warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Fair Market Value or (ii) the price at which the Company issues the shares of New Common Stock or equity-linked securities, and the $16.50 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Fair Market Value and the price at which the Company issues shares of New Common Stock or equity-linked securities. Solely for purposes of this Section 4.6, the “Fair Market Value” shall mean the volume weighted average reported trading price of New Common Stock for the twenty (20) trading days starting on the trading day prior to the date of the consummation of the Business Combination.

4.7 Notices of Changes in Warrant. Upon every adjustment of the New Warrant Price or the number of shares issuable upon exercise of a New Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the New Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a New Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1, 4.2, 4.3, 4.4, 4.5, or 4.6, then, in any such event, the Company shall give written notice to each New Warrant holder, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

4.8. No Fractional New Warrants or Shares. Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional shares upon exercise of New Warrants. If, by reason of any adjustment made pursuant to this Section 4, the holder of any New Warrant would be entitled, upon the exercise of such New Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round up to the nearest whole number of shares of New Common Stock to be issued to the Warrant holder.

4.9. Form of Warrant. The form of New Warrant need not be changed because of any adjustment pursuant to this Section 4, and New Warrants issued after such adjustment may state the same Warrant Price and the same number of shares as is stated in the New Warrants initially issued pursuant to this Agreement. However, the Company may at any time in its sole discretion make any change in the form of New Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any New Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding New Warrant or otherwise, may be in the form as so changed.

4.10 Other Events. In case any event shall occur affecting the Company as to which none of the provisions of preceding subsections of this Section 4 are strictly applicable, but which would require an adjustment to the terms of the New Warrants in order to (i) avoid an adverse impact on the New Warrants and (ii) effectuate the intent and purpose of this Section 4, then, in each such case, the Company shall appoint a firm of independent public accountants, investment banking or other appraisal firm of recognized national standing, which shall give its opinion as to whether or not any adjustment to the rights represented by the New Warrants is necessary to effectuate the intent and purpose of this Section 4 and, if they determine that an adjustment is necessary, the terms of such adjustment. The Company shall adjust the terms of the New Warrants in a manner that is consistent with any adjustment recommended in such opinion.

5. Transfer and Exchange of Warrants.

5.1. Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such New Warrant for transfer, properly endorsed with signatures, in the case of certificated New Warrants, properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a New Warrant representing an equal aggregate number of New Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent. In the case of certificated New Warrants, the New Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request.

5.2. Procedure for Surrender of Warrants. New Warrants may be surrendered to the Warrant Agent, either in certificated form or in book entry position, together with a written request for exchange or transfer, and thereupon the Warrant Agent shall issue in exchange therefor one or more New Warrants, or book entry positions, as requested by the registered holder of the New Warrants so surrendered, representing an equal aggregate number of New Warrants; provided, however, that in the event that a New Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such New Warrant and issue New Warrants in exchange therefor until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the New Warrants must also bear a restrictive legend.

5.3. Fractional New Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a warrant certificate or book-entry position for a fraction of a New Warrant.

5.4. Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants, subject to remuneration as provided pursuant to Section 8.3.1.

5.5. Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the New Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with New Warrants duly executed on behalf of the Company for such purpose.

6. Redemption.

6.1. Redemption. Not less than all of the outstanding New Warrants may be redeemed, at the option of the Company, at any time during the Exercise Period, at the office of the Warrant Agent, upon the notice referred to in Section 6.2, at the price of $0.01 per New Warrant (“Redemption Price”), provided that the last sale price of the New Common Stock equals or exceeds $16.50 per share (subject to adjustment in accordance with Section 4 hereof), on each of twenty (20) trading days within any thirty (30) trading day period commencing after the New Warrants become exercisable and ending on the third trading day prior to the date on which notice of redemption is given and provided that there is an effective registration statement covering the shares of New Common Stock issuable upon exercise of the New Warrants, and a current prospectus relating thereto, available throughout the 30-day redemption or the Company has elected to require the exercise of the New Warrants on a “cashless basis” pursuant to subsection 3.3.1(b); provided, however, that if and when the New Warrants become redeemable by the Company, the Company may not exercise such redemption right if the issuance of shares of New Common Stock upon exercise of the New Warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification.

6.2. Date Fixed for, and Notice of, Redemption. In the event the Company shall elect to redeem all of the New Warrants that are subject to redemption, the Company shall fix a date for the redemption (the “Redemption Date”). Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than thirty (30) days prior to the Redemption Date to the registered holders of the New Warrants to be redeemed at their last addresses as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the registered holder received such notice.

6.3. Exercise After Notice of Redemption. The New Warrants may be exercised, for cash (or on a “cashless basis” in accordance with Section 3 of this Agreement) at any time after notice of redemption shall have been given by the Company pursuant to Section 6.2 hereof and prior to the Redemption Date. In the event the Company determines to require all holders of New Warrants to exercise their New Warrants on a “cashless basis” pursuant to Section 3.3.1(b), the notice of redemption will contain the information necessary to calculate the number of shares of New Common Stock to be received upon exercise of the New Warrants, including the “Fair Market Value” in such case. On and after the Redemption Date, the record holder of the New Warrants shall have no further rights except to receive, upon surrender of the New Warrants, the Redemption Price.

7. Other Provisions Relating to Rights of Holders of New Warrants.

7.1. No Rights as Stockholder. A New Warrant does not entitle the registered holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter.

7.2. Lost, Stolen, Mutilated, or Destroyed New Warrants. If any New Warrant is lost, stolen, mutilated, or destroyed, the Company and the Warrant Agent may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated New Warrant, include the surrender thereof), issue a New Warrant of like denomination, tenor, and date as the New Warrant so lost, stolen, mutilated, or destroyed. Any such New Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed New Warrant shall be at any time enforceable by anyone.

7.3. Reservation of Shares of New Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of New Common Stock that will be sufficient to permit the exercise in full of all outstanding New Warrants issued pursuant to this Agreement.

7.4. Registration of Shares of New Common Stock. The Company agrees that as soon as practicable, but in no event later than thirty (30) Business Days after the closing of its initial Business Combination, it shall use its reasonable best efforts to file with the Securities and Exchange Commission a registration statement for the registration, under the Securities Act, of the shares of New Common Stock issuable upon exercise of the New Warrants, and it shall use its reasonable best efforts to take such action as is necessary to register or qualify for sale, in those states in which the New Warrants were initially offered by the Company and in those states where holders of New Warrants then reside, the shares of New Common Stock issuable upon exercise of the New Warrants, to the extent an exemption is not available. The Company will use its reasonable best efforts to cause the same to become effective within sixty (60) Business Days following the closing of its initial Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the New Warrants in accordance with the provisions of this Agreement. If any such registration statement has not been declared effective by the 60th day following the closing of the Business Combination, holders of the New Warrants shall have the right, during the period beginning on the 61st day after the closing of the Business Combination and ending upon such registration statement being declared effective by the Securities and Exchange Commission, and during any other period when the Company shall fail to have maintained an effective registration statement covering the shares of New Common Stock issuable upon exercise of the New Warrants, to exercise such New Warrants on a “cashless basis” by exchanging the New Warrants (in accordance with Section 3(a)(9) of the Securities Act or another exemption) for that number of shares of New Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of New Common Stock underlying the New Warrants, multiplied by the excess of the “Fair Market Value” (as defined below) over the Warrant Price by (y) the Fair Market Value. Solely for purposes of this subsection 7.4.1, “Fair Market Value” shall mean the volume weighted average price of the New Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the date that notice of exercise is received by the Warrant Agent from the holder of such New Warrants or its securities broker or intermediary. The date that notice of cashless exercise is received by the Warrant Agent shall be conclusively determined by the Warrant Agent. In connection with the “cashless exercise” of a New Warrant, the Company shall, upon request, provide the Warrant Agent with an opinion of counsel for the Company (which shall be an outside law firm with securities law experience) stating that (i) the exercise of the New Warrants on a cashless basis in accordance with this subsection 7.4.1 is not required to be registered under the Securities Act and (ii) the shares of New Common Stock issued upon such exercise shall be freely tradable under United States federal securities laws by anyone who is not an affiliate (as such term is defined in Rule 144 under the Securities Act) of the Company and, accordingly, shall not be required to bear a restrictive legend. Except as provided in subsection 7.4.2, for the avoidance of any doubt, unless and until all of the New Warrants have been exercised or have expired, the Company shall continue to be obligated to comply with its registration obligations under the first three sentences of this subsection 7.4.1.

8. Concerning the Warrant Agent and Other Matters.

8.1. Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of New Common Stock upon the exercise of New Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the New Warrants or such shares of New Common Stock.

8.2. Resignation, Consolidation, or Merger of Warrant Agent.

8.2.1. Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of the New Warrant (who shall, with such notice, submit his New Warrant for inspection by the Company), then the holder of any New Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company’s cost. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and having its principal office in the Borough of Manhattan, City and State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

8.2.2. Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the shares of New Common Stock not later than the effective date of any such appointment.

8.2.3. Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

8.3. Fees and Expenses of Warrant Agent.

8.3.1. Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

8.3.2. Further Assurances. The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

8.4. Liability of Warrant Agent.

8.4.1. Reliance on Company Statement. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chief Executive Officer or Chairman of the Board of Directors of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

8.4.2. Indemnity. The Warrant Agent shall be liable hereunder only for its own fraud, gross negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent’s fraud, gross negligence, willful misconduct, or bad faith.

8.4.3. Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any New Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any New Warrant; nor shall it be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of New Common Stock to be issued pursuant to this Agreement, the Amended and Restated Certificate of Incorporation of the Company, or any New Warrant or as to whether any shares of New Common Stock will, when issued, be valid and fully paid and non-assessable.

8.5. Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to New Warrants exercised and concurrently account for, and pay to the Company, all monies received by the Warrant Agent for the purchase of shares of New Common Stock through the exercise of New Warrants.

9. Miscellaneous Provisions.

9.1. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

9.2. Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any New Warrant to or on the Company shall be sufficiently given (i) if by email when the email is sent, (ii) if by hand or overnight delivery, when so delivered, or (iii) if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

Thunder Power Holdings, Inc.

221 W 9th St #848

Wilmington, Delaware 19801

Attn: Yuanmei Ma, Chief Financial Officer

with a copy (which shall not constitute notice) to:

Brown Rudnick

601 Thirteenth Street NW

Suite 600

Washington, D.C. 20005

Attn: Andrew J. Sherman, Esq.

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any New Warrant or by the Company to or on the Warrant Agent shall be sufficiently given (i) if by email, when the email is sent, (ii) if by hand or overnight delivery, when so delivered, or (iii) if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor, New York, NY 10004

Attn: Compliance Department

9.3. Applicable Law and Exclusive Forum. The validity, interpretation, and performance of this Agreement and of the New Warrants shall be governed in all respects by the laws of the State of New York. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive forum for any such action, proceeding or claim. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. The provisions of this paragraph will apply to suit, action, proceeding or claim brought to enforce any liability or duty arising under the Securities Act. Notwithstanding the foregoing, the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Any person or entity purchasing or otherwise acquiring any interest in the New Warrants shall be deemed to have notice of and to have consented to the forum provisions in this Agreement. If any action, the subject matter of which is within the scope the forum provisions of this Agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our New Warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

9.4. Persons Having Rights under this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the registered holders of the New Warrants and, for the purposes of Sections 7.4, 9.4 and 9.8 hereof, the Representatives, any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. The Representatives shall be deemed to be a third-party beneficiary of this Agreement with respect to Sections 7.4, 9.4 and 9.8 hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto (and the Representatives with respect to the Sections 7.4, 9.4 and 9.8 hereof) and their successors and assigns and of the registered holders of the New Warrants.

9.5. Examination of the Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by the registered holder of any New Warrant. The Warrant Agent may require any such holder to submit his New Warrant for inspection by it.

9.6. Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

9.7. Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

9.8 Amendments. This Agreement may be amended by the parties hereto without the consent of any registered holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the registered holders. All other modifications or amendments, including any amendment to increase the New Warrant Price or shorten the Exercise Period, shall require the written consent or vote of the registered holders of (i) a majority of the then outstanding New Warrants if such modification or amendment is being undertaken prior to, or in connection with, the consummation of a Business Combination or (ii) a majority of the then outstanding New Warrants if such modification or amendment is being undertaken after the consummation of a Business Combination. Notwithstanding the foregoing, the Company may lower the New Warrant Price or extend the duration of the Exercise Period pursuant to Sections 3.1 and 3.2, respectively, without the consent of the registered holders. The provisions of this Section 9.8 may not be modified, amended or deleted without the prior written consent of the Representatives.

9.9 Trust Account Waiver. The Warrant Agent acknowledges and agrees that it shall not make any claims or proceed against the trust account established by the Company in connection with the Public Offering (as more fully described in the Registration Statement) (“Trust Account”), including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance. In the event that the Warrant Agent has a claim against the Company under this Agreement, the Warrant Agent will pursue such claim solely against the Company and not against the property held in the Trust Account.

9.10 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

[signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY	FEUTUNE LIGHT ACQUISITION CORPORATION

/s/ Steven Vacante	By:	/s/ Yuanmei Ma
Steven Vacante		Name:	Yuanmei Ma
Vice President		Title:	Chief Financial Officer

FEUTUNE LIGHT ACQUISITION CORPORATION	Continental Stock Transfer & Trust Company

/s/ Yuanmei Ma	By:	/s/ Stacy Aqui
Yuanmei Ma,		Name:	Stacy Aqui
CFO		Title:	Vice President

[signature page to the Warrant Agreement]

EXHIBIT A

WARRANT CERTIFICATE

[FACE]

Number

Warrants

THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO
THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR
IN THE WARRANT AGREEMENT DESCRIBED BELOW

THUNDER POWER HOLDINGS, INC.

Incorporated Under the Laws of the State of Delaware

CUSIP: 31561T 110

Warrant Certificate

This Warrant Certificate certifies that [●], or registered assigns, is the registered holder of redeemable warrant(s) evidenced hereby (the “Warrants” and each, a “Warrant”) to purchase shares of common stock, $0.0001 par value per share (“Common Stock”), of Thunder Power Holdings, Inc., a Delaware corporation (the “Company”). Each Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement referred to below, to receive from the Company that number of fully paid and non-assessable shares of Common Stock as set forth below, at the exercise price (the “Exercise Price”) as determined pursuant to the Warrant Agreement, payable in lawful money (or through “cashless exercise” as provided for in the Warrant Agreement) of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Each Warrant is initially exercisable for one fully paid and non-assessable share of Common Stock. The number of shares of Common Stock issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

The initial Exercise Price per share of Common Stock for any Warrant is equal to $11.50 per share. The Exercise Price is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Subject to the conditions set forth in the Warrant Agreement, the Warrants may be exercised only during the Exercise Period and to the extent not exercised by the end of such Exercise Period, such Warrants shall become void.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

FEUTUNE LIGHT ACQUISITION CORPORATION

By:
Name:	Yuanmei Ma
Title:	Chief Financial Officer

CONTINENTAL STOCK TRANSFER AND TRUST COMPANY, as Warrant Agent

By:
Name:	[●]
Title:	[●]

[Reverse]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive shares of Common Stock and are issued or to be issued pursuant to an Amended and Restated Warrant Agreement dated as of June __, 2024 (the “Warrant Agreement”), duly executed and delivered by the Company to Continental Stock Transfer and Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Warrants may be exercised at any time during the Exercise Period set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price as specified in the Warrant Agreement (or through “cashless exercise” as provided for in the Warrant Agreement) at the principal corporate trust office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Warrant Certificate evidencing the number of Warrants not exercised.

Notwithstanding anything else in this Warrant Certificate or the Warrant Agreement, no Warrant may be exercised unless at the time of exercise (i) a registration statement covering the shares of Common Stock to be issued upon exercise is effective under the Securities Act and (ii) a prospectus thereunder relating to the shares of Common Stock is current, except through “cashless exercise” as provided for in the Warrant Agreement.

The Warrant Agreement provides that upon the occurrence of certain events the number of shares of Common Stock issuable upon exercise of the Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a Warrant, the holder thereof would be entitled to receive a fractional interest in a share of Common Stock, the Company shall, upon exercise, round down to the nearest whole number of shares of Common Stock to be issued to the holder of the Warrant.

Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

Election to Purchase

(To Be Executed Upon Exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive shares of Common Stock and herewith tenders payment for such shares of Common Stock to the order of Thunder Power Holdings, Inc. (the “Company”) in the amount of $[●] in accordance with the terms hereof. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of [●], whose address is and that such shares of Common Stock be delivered to whose address is [●]. If said number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares of Common Stock be registered in the name of [●], whose address is and that such Warrant Certificate be delivered to [●], whose address is [●].

In the event that the Warrant has been called for redemption by the Company pursuant to Section 6.1 of the Warrant Agreement and the Company has required cashless exercise pursuant to Section 6.3 of the Warrant Agreement, the number of shares of Common Stock that this Warrant is exercisable for shall be determined in accordance with subsection 3.3.1(b) and Section 6.3 of the Warrant Agreement.

In the event that the Warrant is to be exercised on a “cashless” basis pursuant to Section 7.4 of the Warrant Agreement, the number of shares of Common Stock that this Warrant is exercisable for shall be determined in accordance with Section 7.4 of the Warrant Agreement.

In the event that the Warrant may be exercised, to the extent allowed by the Warrant Agreement, through cashless exercise (i) the number of shares of Common Stock that this Warrant is exercisable for would be determined in accordance with the relevant section of the Warrant Agreement which allows for such cashless exercise and (ii) the holder hereof shall complete the following: The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, through the cashless exercise provisions of the Warrant Agreement, to receive shares of Common Stock. If said number of shares is less than all of the shares of Common Stock purchasable hereunder (after giving effect to the cashless exercise), the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares of Common Stock be registered in the name of [●], whose address is and that such Warrant Certificate be delivered to [●], whose address is [●].

[Signature Page Follows]

Date: [●], 2024
(Signature)

(Address)

(Tax Identification Number)

Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE)).

[Signature Page to the Specimen of Warrant Certificate of Company]